TERM LOAN AGREEMENT

THIS TERM LOAN AGREEMENT (“Agreement”) is made and entered into as of December 18, 2008, by and between MMA FINANCIAL HOLDINGS, INC., a Florida corporation (the “Borrower”), which has a principal executive office located at 621 E. Pratt Street, Suite 300, Baltimore, Maryland 21202, and OAK GROVE COMMERCIAL MORTGAGE, LLC, a Delaware limited liability company (the “Lender”), which has a registered office located at 2177 Youngman Avenue #300, St. Paul, Minnesota 55116.

RECITALS

WHEREAS, capitalized terms used but not defined in these recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, the Borrower has requested that the Lender provide to the Borrower a twelve (12) month term loan in the original principal amount of up to Fifteen Million Dollars ($15,000,000.00) pursuant to the terms and conditions of this Agreement that is secured by all of the issued and outstanding capital stock of MMA Mortgage Corporation; and

WHEREAS, the Lender is willing to provide to the Borrower such term loan pursuant to the terms and conditions of this Agreement.

In consideration of the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided, the following terms shall have the meanings assigned to them in this Section or in the Section referenced after such term:

“Acquisition Agreement” shall mean that certain Acquisition Agreement, dated as of December 18, 2008, entered into by and between MMA Mortgage Corporation and the Lender.

“Affiliate” or “Affiliates” means any Person controlled by, controlling or under common control with the Borrower, including any Subsidiary of the Borrower. For purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agencies” means the Federal Housing Administration, the United States Department of Housing and Urban Development, Fannie Mae, the Government National Mortgage Association, and the Federal Home Loan Mortgage Corporation.

“Agreement” means this Term Loan Agreement, as such may be amended, modified, supplemented, or restated from time to time.

“Business Day” means any day on which the Federal Reserve Bank of New York is open for business.

“Constituent Documents” means the Borrower’s (i) articles of incorporation, (ii) bylaws, and (iii) any other similar document or agreement governing the Borrower’s existence, organization or management or concerning disposition of ownership interests of the Borrower or voting rights among the Borrower’s owners.

“Declaration Notice” has the meaning set forth in Section 6.2(b).

“Default” means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

“Default Period” means any period of time beginning on the day an Event of Default occurs and ending on the date that such Event of Default has been cured or waived.

“Default Rate” means, with respect to the Term Note, an annual interest rate in effect during a Default Period or following the Maturity Date, which interest rate shall be equal to a fixed rate of interest equal to twenty-five percent (25%) per annum.

"Defined Benefit Pension Plan" is a Pension Plan that is subject to Title IV of ERISA.

“Director” means a director if the Person is a corporation, a governor or manager if the Person is a limited liability company, or a general partner if the Person is a partnership.

“Dollars” and the sign “$” means freely transferable lawful money of the United States.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is a member of a group which includes the Borrower and which is treated as a single employer under Section 414 of the IRC.

“Event of Default” has the meaning set forth in Section 6.1.

“Exit Fee” has the meaning set forth in Section 2.3(b).

“Funding Date” shall mean, as the context so requires, the Initial Funding Date or the Subsequent Funding Date.

“GAAP” means generally accepted accounting principles (other than such deviations from generally accepted accounting principals disclosed on Schedule 6.06 to the Acquisition Agreement), applied on a basis consistent with the accounting practices applied in the financial statements described in Section 4.6.

“Guarantees” means the Parent Guaranty and the Subsidiary Guaranty.

“Guarantors” means the Parent Guarantor and the Subsidiary Guarantor.

“IRC” means the Internal Revenue Code of 1986, as amended from time to time.

“Interest Payment Date” has the meaning set forth in Section 2.4(a).

“Initial Funding Date” has the meaning set forth in Section 2.1(a).

“Lien” means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or hereafter acquired and whether arising by agreement or operation of law.

“Loan Documents” means this Agreement, the Term Note, the Security Documents, the Guarantees, and all other writings, documents, instruments, certificates and statements contemplated hereunder to be executed or supplied by the Borrower, the Parent Guarantor, or the Subsidiary Guarantor.

“Material Adverse Effect” means any of the following:

(i) A material adverse effect on the business, operations, results of operations, prospects, assets, liabilities or financial condition of the Borrower or of MMA Mortgage Corporation, but not including results of the current credit market conditions or other general market conditions to the extent not disproportionately adversely affecting the business, operations, results of operations, assets, liabilities, or financial condition of the Borrower or of MMA Mortgage Corporation or any results of the announcement of the transactions contemplated by the Acquisition Agreement;

(ii) A material adverse effect on the ability of the Borrower to perform its obligations under the Loan Documents;

(iii) A material adverse effect on the ability of the Lender to enforce the Obligations or to realize the intended benefits of the Security Documents, including a material adverse effect on the validity or enforceability of any Loan Document or of any rights against any Guarantor, or on the status, existence, perfection, priority or enforceability of any Lien securing payment or performance of the Obligations; or

(iv) Any claim against the Borrower or MMA Mortgage Corporation or threat of litigation which presents a reasonable possibility of being determined against the Borrower or MMA Mortgage Corporation, as applicable, which if determined adversely would cause the Borrower or MMA Mortgage Corporation to be liable to pay an amount exceeding $2,000,000.00 or would be an event described in clauses (i), (ii) and (iii) above.

“Maturity Date” shall mean the earliest of (i) at the Closing (as defined in the Acquisition Agreement), (ii) December 18, 2009, or (iii) the date the Lender demands payment of the Obligations or they become automatically due and payable after an Event of Default pursuant to Section 6.2.

“MMA Mortgage Corporation” means MMA Mortgage Investment Corporation, a corporation organized under the laws of the State of Florida, which is a wholly-owned subsidiary of the Borrower.

“Multiemployer Plan” means a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which the Borrower or any ERISA Affiliate contributes or is obligated to contribute.

“Obligations” means the obligations arising under the Term Note and each and every other debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Lender arising under any Loan Document, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several.

“Officer” means an officer if the Person is a corporation, an officer or a manager if the Person is a limited liability company, or a partner if the Person is a partnership.

“Origination Fee” has the meaning set forth in Section 2.3(a).

“Owner” means with respect to any Person, each Person having legal or beneficial title to an ownership interest in such Person or a right to acquire such an interest.

“Parent Guarantor” means Municipal Mortgage & Equity, LLC, a limited liability company organized under the laws of the State of Delaware.

“Parent Guaranty” means that certain Limited Liability Company Guaranty, dated as of the date hereof, made by the Parent Guarantor in favor of the Lender.

“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) maintained for employees of the Borrower or any ERISA Affiliate and covered by Title IV of ERISA.

“Permitted Liens” means

(a)	Liens created by any of the Security Documents;

(b)	Liens existing on the date of this Agreement and disclosed on Schedule 5.3 hereto or incurred after the date of this Agreement in connection with indebtedness permitted under Section 5.2;

(c)	Liens incurred after the date of this Agreement by way of purchase money security interest, purchase money mortgage, conditional sale or other title retention agreement, capitalized lease or other deferred payment contract, and attaching only to the property being acquired, provided that the indebtedness secured thereby is permitted hereunder at the time of such incurrence and does not exceed the lesser of the purchase price or the fair market value of such property at the time of its acquisition and the aggregate of such indebtedness incurred in any fiscal year does not exceed $500,000 in the aggregate;

(d)	Deposits or pledges to secure payment of workers’ compensation, unemployment insurance, old age pensions or other social security obligations, in the ordinary course of business of the Borrower;

(e)	Liens for taxes, fees, assessments and governmental charges not delinquent or to the extent that payments therefor shall not at the time be required to be made in accordance with the provisions of Section 5.9;

(f)	Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens arising in the ordinary course of business, for sums not due or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 5.9;

(g)	Deposits to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business; and

(h)	Zoning restrictions, easements, licenses, restrictions on the use of real property or irregularities in title thereto, which do not materially impair the use of such property in the operation of the Borrower’s business or the value of such property for the purpose of such business.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) maintained for employees of the Borrower or any ERISA Affiliate.

“Pledge Agreement” means that certain Pledge Agreement, dated as of the date hereof, entered into by and between the Borrower and the Lender.

“Re-Ven Disposition” means the sale or other disposition of all of the membership interests or all or substantially all of the assets of MMA Renewable Ventures, LLC, a Maryland limited liability company, by MMA New Initiatives, LLC to a third party in an arms-length transaction.

“Scheduled Forbearance Agreements” has the meaning set forth in Section 4.11.

“Security Documents” means the Pledge Agreement and any other document delivered to the Lender from time to time to secure the Obligations.

“Subsequent Funding Date” has the meaning set forth in Section 2.1(b).

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Subsidiary Guarantor” means MMA Mortgage Corporation.

“Subsidiary Guaranty” means that certain Corporate Guaranty, dated as of the date hereof, made by the Subsidiary Guarantor in favor of the Lender.

“Suspended Event of Default” has the meaning set forth in Section 6.2(b).

“Term Note” means the Borrower’s term promissory note, payable to the order of the Lender in substantially the form of Exhibit A hereto, as the same may be renewed and amended from time to time, and all replacements thereto.

“UCC” means the Uniform Commercial Code as in effect in the state designated in Section 7.12 as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion hereof.

“Unsuspendable Event of Default” has the meaning set forth in Section 6.2(b).

Section 1.2 Other Definitional Terms; Rules of Interpretation. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP. All terms defined in the UCC and not otherwise defined herein have the meanings assigned to them in the UCC. References to Articles, Sections, subsections, Exhibits, Schedules and the like, are to Articles, Sections and subsections of, or Exhibits or Schedules attached to, this Agreement unless otherwise expressly provided. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Unless the context in which used herein otherwise clearly requires, “or” has the inclusive meaning represented by the phrase “and/or”. Defined terms include in the singular number the plural and in the plural number the singular. Reference to any agreement (including the Loan Documents), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof (and, if applicable, in accordance with the terms hereof and the other Loan Documents), except where otherwise explicitly provided, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor. Reference to any law, rule, regulation, order, decree, requirement, policy, guideline, directive or interpretation means as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the determination date, including rules and regulations promulgated thereunder.

ARTICLE II

AMOUNT AND TERMS OF THE TERM NOTE

Section 2.1 Funding and Repayment of Term Note.

(a) Initial Funding of Term Note. The Lender agrees, subject to the terms and conditions of this Agreement, to make an advance to the Borrower on the date on which all of the conditions set forth in Section 3.1 herein are satisfied (the “Initial Funding Date”) in an original principal amount equal to Ten Million Dollars ($10,000,000).

(b) Subsequent Funding of Term Note. The Lender agrees, subject to the terms and conditions of this Agreement, to make an additional advance to the Borrower on the date on which all of the conditions set forth in Section 3.2 herein are satisfied (the “Subsequent Funding Date”) in an original principal amount equal to Five Million Dollars ($5,000,000).

(c) Repayment of Term Note. The entire unpaid principal balance of the Term Note, and all unpaid interest accrued thereon, shall be due and payable on the Maturity Date. All prepayments of amounts outstanding under the Term Note shall be applied first to any fees payable by the Borrower to the Lender, next to any accrued but unpaid interest, and finally to outstanding principal amounts. The Borrower’s obligation to repay the term loan advance(s) and to pay interest on it shall be evidenced by the Term Note and shall be secured by the collateral described in the Pledge Agreement.

Section 2.2 Interest; Default Interest; and Usury.

(a) Interest. Except as provided in Section 2.2(b) and Section 2.2(c), the principal amount of the Term Note shall bear interest at the fixed rate of twenty percent (20%) per annum.

(b) Default Interest Rate. At any time during any Default Period, in the Lender’s sole discretion and without waiving any of its other rights or remedies, the principal of the Term Note shall bear interest at the Default Rate or such lesser rate as the Lender may determine, effective as of the first day of the month in which any Default Period begins through the last day of such Default Period, or any shorter time period that the Lender may determine. The decision of the Lender to impose a rate that is less than the Default Rate or to not impose the Default Rate for the entire duration of the Default Period shall be made by Lender in its sole discretion and shall not be a waiver of any of its other rights and remedies, including its right to retroactively impose the full Default Rate for the entirety of any such Default Period.

(c) Usury. In any event, no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law. Notwithstanding anything to the contrary contained in any Loan Document, all agreements which either now are or which shall become agreements between the Borrower and the Lender are hereby limited so that in no contingency or event whatsoever shall the total liability for payments in the nature of interest, additional interest and other charges exceed the applicable limits imposed by any applicable usury laws. If any payments in the nature of interest, additional interest and other charges made under any Loan Document are held to be in excess of the limits imposed by any applicable usury laws, it is agreed that any such amount held to be in excess shall be considered payment of principal hereunder, and the indebtedness evidenced hereby shall be reduced by such amount so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable usury laws, in compliance with the desires of the Borrower and the Lender. This provision shall never be superseded or waived and shall control every other provision of the Loan Documents and all agreements between the Borrower and the Lender, or their successors and assigns.

Section 2.3 Fees.

(a) Origination Fee. On any Funding Date, the Borrower shall pay to the Lender a non-refundable origination fee in the amount equal to one percent (1.0%) of the principal amount funded by the Lender on such Funding Date (the “Origination Fee”). In the Lender’s sole discretion, the Lender may fund the principal amount of any term loan advance, net of the Origination Fee, on any Funding Date.

(b) Exit Fee. At the time any principal amount of the Term Note is paid by the Borrower regardless of whether such amount is prepaid or paid on the Maturity Date, the Borrower shall pay to the Lender a fee in an amount equal to two percent (2%) of the principal amount of the Term Note paid (the “Exit Fee”); provided, however, the Lender agrees to waive the payment of the Exit Fee by the Borrower if repayment of the Term Note is made in connection with the closing of the transactions contemplated by the Acquisition Agreement.

Section 2.4 Time for Interest Payments; Payment on Non-Business Days; Computation of Interest and Fees.

(a) Time For Interest Payments. Accrued and unpaid interest shall be due and payable in arrears on the first day of each month and on the Maturity Date (each an “Interest Payment Date”). Interest will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of such term loan advance to the Interest Payment Date.

(b) Payment on Non Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest on the term loan advance(s) or the fees hereunder, as the case may be.

(c) Computation of Interest and Fees. Interest accruing on the outstanding principal balance of the Term Note and fees hereunder outstanding from time to time shall be computed on the basis of actual number of days elapsed in a year of 360 days.

Section 2.5 Use of Proceeds. The Borrower shall use the proceeds of the Term Note for working capital and other general corporate purposes, to make loans to its Affiliates, or to pay dividends to its Affiliates if such dividend payments are permitted pursuant to the terms of the Pledge Agreement.

Section 2.6 Liability Records. The Lender may maintain from time to time, at its discretion, records as to the Obligations. All entries made on any such record shall be presumed correct until the Borrower establishes the contrary. Upon the Lender’s demand, the Borrower will admit and certify in writing the exact principal balance of the Obligations that the Borrower then asserts to be outstanding. Any billing statement or accounting rendered by the Lender shall be conclusive and fully binding on the Borrower unless the Borrower gives the Lender specific written notice of exception within 30 days after receipt.

Section 2.7 Taxes. Any and all payments by the Borrower hereunder shall be made, in accordance with this Article II, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Lender, taxes imposed on its income, and franchise taxes imposed on it. If the Borrower shall be required by law to deduct any such amounts from or in respect of any sum payable hereunder to the Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.7) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. The Borrower further agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, the Term Note.

Section 2.8 Setoff. The Lender may at any time or from time to time, at its sole discretion and without demand and without notice to anyone, setoff any liability owed to the Borrower by the Lender, whether or not such is due and payable, against any Obligation, that is due and payable.

ARTICLE III

CONDITIONS OF LENDING

Section 3.1 Conditions Precedent to the Initial Term Loan Advance. The Lender’s obligation to make the initial term loan advance in the principal amount of Ten Million Dollars ($10,000,000) shall be subject to the conditions precedent that the Lender shall have received all of the following, each properly executed by the appropriate party and in form and substance satisfactory to the Lender:

(a) This Agreement.

(b) The Acquisition Agreement.

(c) The Term Note.

(d)	The Pledge Agreement.

(e) The Guarantees.

(f) Current searches of appropriate filing offices showing that (i) no Liens have been filed and remain in effect against the Borrower or MMA Mortgage Corporation except Permitted Liens or Liens held by Persons who have agreed in writing that upon receipt of proceeds of the term loan advance, they will satisfy, release or terminate such Liens in a manner satisfactory to the Lender, and (ii) the Lender has duly filed all financing statements necessary to perfect the security interests granted by the Borrower to the Lender pursuant to the Pledge Agreement, to the extent such security interest is capable of being perfected by filing, and performance of all other actions required to be performed by the Borrower under the Pledge Agreement, including but not limited to the delivery by the Borrower of (i) assignments separate from certificates duly executed by the Borrower in blank relating to the pledge of all the capital stock of MMA Mortgage Corporation and (ii) all the original capital stock certificates of MMA Mortgage Corporation.

(g) (i) A certificate of the Borrower’s Secretary or Assistant Secretary certifying that attached to such certificate are (A) the resolutions of the Borrower’s Directors and, if required, Owners, authorizing the execution, delivery and performance by the Borrower of the Loan Documents to which it is a party, (B) true, correct and complete copies of the Borrower’s Constituent Documents, and (C) incumbency signatures of the Borrower’s Officers or agents authorized to execute and deliver the Loan Documents to which it is a party and other instruments, agreements and certificates on the Borrower’s behalf; (ii) A certificate of the Parent Guarantor’s Secretary or Assistant Secretary certifying that attached to such certificate are (A) the resolutions of the Parent Guarantor’s Directors and, if required, Owners, authorizing the execution, delivery and performance by the Parent Guarantor of the Loan Documents to which it is a party, (B) true, correct and complete copies of the Parent Guarantor’s Amended and Restated Certificate of Formation, Amended and Restated Certificate of Formation and Operating Agreement, and Amended and Restated By-Laws, and (C) incumbency signatures of the Parent Guarantor’s Officers or agents authorized to execute and deliver the Loan Documents to which it is a party and other instruments, agreements and certificates on the Parent Guarantor’s behalf; and (iii) A certificate of the Secretary or Assistant Secretary of MMA Mortgage Corporation certifying that attached to such certificate are (A) the resolutions of MMA Mortgage Corporation’s Directors and, if required, Owners, authorizing the execution, delivery and performance by MMA Mortgage Corporation of the Loan Documents to which it is a party, (B) true, correct and complete copies of the Articles of Incorporation and Bylaws of MMA Mortgage Corporation, and (C) incumbency signatures of MMA Mortgage Corporation’s Officers or agents authorized to execute and deliver the Loan Documents to which it is a party and other instruments, agreements and certificates on MMA Mortgage Corporation’s behalf.

(h) A current good standing certificate for the Borrower issued by the Secretary of State of Florida.

(i) A current good standing certificate for the Parent Guarantor issued by the Secretary of State of Delaware.

(j) A current good standing certificate for MMA Mortgage Corporation issued by the Secretary of State of Florida.

(k) An opinion of counsel to the Borrower, the Parent Guarantor, and MMA Mortgage Corporation, addressed to the Lender, in form and substance reasonably acceptable to the Lender.

(l) Certificates of the insurance required hereunder.

(m) Payment of the fees and commissions due under Section 2.3 through the date of the initial term loan advance and expenses incurred by the Lender through such date and required to be paid by the Borrower under Section 7.5, including all legal expenses incurred through the date of this Agreement.

(n) Approvals by Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation to the pledge of the stock in MMA Mortgage Corporation to Lender.

(o) The filing with the Florida Secretary of State of an amendment to the Articles of Incorporation of MMA Mortgage Corporation, in a form acceptable to the Lender in its sole discretion, so that the Articles of Incorporation, as amended, of MMA Mortgage Corporation require the affirmative vote of each independent director of MMA Mortgage Corporation and the prior written consent of the Lender prior to the taking by MMA Mortgage Corporation of certain actions relating to the declaration of bankruptcy or acknowledgment of insolvency as further described in such amendment.

(p) Evidence satisfactory to the Lender that any UCC financing statement amendment, termination, or release necessary for the Borrower to comply herewith has been authorized for filing or been filed.

(q) Such other documents as the Lender may reasonably require.

Section 3.2 Conditions Precedent to the Subsequent Term Loan Advance. The Lender’s obligation to make the subsequent term loan advance in the principal amount of Five Million Dollars ($5,000,000) shall be subject to satisfaction of each of the following the conditions precedent:

(a) (i) each of the representations and warranties contained in Article IV of the Agreement shall be true and correct on and as of the Subsequent Funding Date as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; (ii) no event shall have occurred and be continuing, or would result from the making of such subsequent term loan advance that would constitute a Default or an Event of Default (without regard to whether the Lender has issued a Declaration Notice with respect thereto, if applicable); and (iii) the Lender shall have received a certificate executed by an executive officer of the Borrower dated as of the Subsequent Funding Date, certifying the statements in Section 3.2(a) (i) and (ii) above are true and correct;

(b) the Acquisition Agreement has not then been terminated and is in full force and effect on Subsequent Funding Date and the transactions contemplated by the Acquisition Agreement have not yet then been consummated;

(c) The Re-Ven Disposition shall have closed and done so within 45 days after the date hereof on terms substantially similar to the terms described in writing by MMA Mortgage Corporation to the Lender prior to the date of this Agreement, and in any event, generating net proceeds to the seller of at least $14 million and the Borrower shall have presented reasonable evidence to that effect (including a certificate to that effect from an executive officer of the Borrower); and

(d) Such other documents as the Lender may reasonably require.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lender as follows:

Section 4.1 Existence and Power; Name; Chief Executive Office; and Organizational Identification Number. The Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of Florida and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary except jurisdictions in which the failure to so qualify would not, in the aggregate, have a Material Adverse Effect. The Borrower has all requisite power and authority to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents to which it is a party. During its existence, the Borrower has done business solely under the names set forth in Schedule 4.1. The Borrower’s chief executive office and principal place of business is located at the address set forth in Schedule 4.1. The Borrower’s organizational identification is K22809.

Section 4.2 Ownership. The Borrower owns one hundred percent (100%) of the outstanding capital stock issued by MMA Mortgage Corporation. The Parent Guarantor owns directly or indirectly one hundred percent (100%) of the outstanding capital stock of the Borrower.

Section 4.3 Authorization of Borrowing; No Conflict as to Law or Agreements. The execution, delivery and performance by the Borrower of the Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the Borrower’s Owners, except such consent or approval as has been obtained or given prior to the date hereof; (ii) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained from the Agencies and any other parties, accomplished or given prior to the date hereof; (iii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the Borrower’s Constituent Documents; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than any security interest granted by the Borrower to the Lender) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

Section 4.4 Legal Agreements. This Agreement constitutes and, upon due execution by the Borrower, the other Loan Documents to which the Borrower is a party will constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

Section 4.5 Subsidiaries. MMA Mortgage Corporation has no Subsidiaries.

Section 4.6 Financial Condition; No Adverse Change. The Borrower has furnished to the Lender (a) the audited balance sheets of MMA Mortgage Corporation as of December 31, 2006 and December 31, 2007 and the related audited statements of earnings and comprehensive earnings, stockholders’ equity and cash flows for each of the fiscal years then ended, together a true and correct copy of the report on such audited information by Ernst & Young and all letters from such accountants with respect to the results of such audits and (b) the unaudited balance sheet and statements of earnings of MMA Mortgage Corporation as of and for the nine months ended September 30, 2008. Except as set forth in the notes thereto or in any disclaimers included therewith, all such financial statements were prepared in accordance with GAAP and fairly present the consolidated financial condition and results of operations of MMA Mortgage Corporation as of the respective dates thereof and for the respective periods covered thereby, subject in the cast of such unaudited financial statements to normal year-end adjustments (the effect of which will not individually or in the aggregate, have a Material Adverse effect).

Section 4.7 Litigation. There are no actions, suits or proceedings pending or, to the Borrower’s knowledge, threatened against or affecting the Borrower or MMA Mortgage Corporation or the properties of the Borrower or MMA Mortgage Corporation before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower or MMA Mortgage Corporation, would have a Material Adverse Effect, apart from those matters specifically listed in Schedule 4.7.

Section 4.8 Regulation U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the term loan advance(s) will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

Section 4.9 Taxes. The Parent Guarantor, the Borrower, and their Subsidiaries have paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by each of them. The Parent Guarantor, the Borrower, and their Subsidiaries have filed all federal, state and local tax returns which to the knowledge of the Officers of the Parent Guarantor, the Borrower, or any of their Subsidiaries, as the case may be, are required to be filed, and the Parent Guarantor, the Borrower, and their Subsidiaries have paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by any of them (other than assessments that are being contested in good faith by appropriate proceedings and for which proper reserves have been made) to the extent such taxes have become due.

Section 4.10 Plans. Neither the Borrower nor any ERISA Affiliate (i) contributes to, has contributed to or has any liability with respect to any Multiemployer Plan or Defined Benefit Pension Plan or (ii) provides,  has provided or has any obligation to provide post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required under Section 601 of ERISA, Section 4980B of the IRC or applicable state law). Neither the Borrower nor any ERISA Affiliate has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA, the IRC or applicable state law with respect to any Plan. All Pensions Plans of the Borrower and any ERISA Affiliate that are operated as plans that are qualified under the provisions of Section 401(a) of the IRC satisfy in form and operation all applicable qualification requirements and no Pension Plan has received or committed to receive a transfer of assets and/or liabilities or spin-off from another plan, except transfers, which qualify as transfers from eligible rollover distributions within the meaning of IRC Section 402(c)(4). Neither the Borrower nor any ERISA Affiliate has (i) any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the IRC) under any Pension Plan, whether or not waived or (ii) any liability or knowledge of any facts or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant or other person in connection with any Plan (other than routine claims for benefits under the Plan).

Section 4.11 Default. Each of the Borrower and MMA Mortgage Corporation is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a Material Adverse Effect except (i) to the extent such compliance is related to the timely delivery of financial statements by the Parent Guarantor, the Borrower, MMA Mortgage Corporation, or any of their Affiliates under such agreements or instruments or (ii) as scheduled on Schedule 4.11(a). Schedule 4.11(b) lists the forbearance agreements to which the Borrower or MMA Mortgage Corporation currently is a party (the “Scheduled Forbearance Agreements”). Each of the Borrower and MMA Mortgage Corporation is in compliance with each of the terms of the Scheduled Forbearance Agreements to which each is a party and no default has occurred and is continuing under any of the Scheduled Forbearance Agreements.

Section 4.12 Submissions to Lender. All financial and other information provided to the Lender by or on behalf of the Borrower in connection with the Borrower’s request for any term loan advance contemplated hereby is (i) true and correct in all material respects, (ii) does not omit any material fact necessary to make such information not misleading and, (iii) as to projections, valuations or proforma financial statements, present a good faith opinion as to such projections, valuations and proforma condition and results.

Section 4.13 Financial Solvency. Both before and after giving effect to all of the transactions contemplated in the Loan Documents, none of the Borrower or MMA Mortgage Corporation:

(a) Was or will be insolvent, as that term is used and defined in Section 101(32) of the United States Bankruptcy Code and Section 2 of the Uniform Fraudulent Transfer Act;

(b) Has unreasonably small capital or is engaged or about to engage in a business or a transaction for which any remaining assets of the Borrower, any Subsidiary, or any Affiliates thereto are unreasonably small;

(c) By executing, delivering or performing its obligations under the Loan Documents or other documents to which it is a party or by taking any action with respect thereto, intends to, nor believes that it will, incur debts beyond its ability to pay them as they mature;

(d) By executing, delivering or performing its obligations under the Loan Documents or other documents to which it is a party or by taking any action with respect thereto, intends to hinder, delay or defraud either its present or future creditors; and

(e) At this time contemplates filing a petition in bankruptcy or for an arrangement or reorganization or similar proceeding under any law of any jurisdiction, nor, to the best knowledge of the Borrower, is the subject of any actual, pending or threatened bankruptcy, insolvency or similar proceedings under any law of any jurisdiction.

Section 4.14 Execution and Delivery of Loan Documents; No Documentary Stamp Tax. Each of the Loan Documents has been made, executed, and delivered by the Parent Guarantor, the Borrower, and MMA Mortgage Corporation outside of the State of Florida. No documentary stamp tax will be imposed upon any of the Loan Documents or upon the filing of any initial financing statement describing any collateral granted by the Borrower to the Lender under any of the Loan Documents.

ARTICLE V

COVENANTS

So long as the Obligations shall remain unpaid, the Borrower will comply or will cause MMA Mortgage Corporation or such other party as identified in the covenants contained in this Article V, as applicable, to comply with the following covenants or requirements unless the Lender shall otherwise consent in writing:

Section 5.1 Reporting Requirements. The Borrower will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail acceptable to the Lender:

(a) Quarterly Financial Statements of Parent Guarantor. As soon as available, and in any event within 90 days after the end of each calendar quarter, the Borrower will deliver to the Lender an unaudited/internal balance sheet and statements of income and retained earnings of the Parent Guarantor as at the end of and for such quarter and for the year to date period then ended, prepared, on a consolidating and consolidated basis to include any Subsidiaries, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end audit adjustments and to any disclaimers included therewith provided such disclaimers are substantially similar to disclaimers previously contained in the Parent Guarantor’s financial statements, and which fairly represent the Parent Guarantor’s financial position and the results of its operations; and accompanied by a compliance certificate of an Officer of the Parent Guarantor stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments and to any disclaimers included therewith provided such disclaimers are substantially similar to disclaimers previously contained in the Parent Guarantor’s financial statements, and fairly represent the Parent Guarantor’s financial position and the results of its operations, and (ii) whether or not such Officer has knowledge of the occurrence of any Default or Event of Default not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto.

(b) Monthly Financial Statements of MMA Mortgage Corporation. As soon as available, and in any event within 60 days after the end of each calendar month, the Borrower shall cause MMA Mortgage Corporation to deliver to the Lender an unaudited/internal balance sheet and statements of income and retained earnings of MMA Mortgage Corporation as at the end of and for such month and for the year to date period then ended, prepared in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end audit adjustments and to any disclaimers included therewith provided such disclaimers are substantially similar to disclaimers previously contained in MMA Mortgage Corporation financial statements, and which fairly represent the financial position of MMA Mortgage Corporation and the results of its operations; and accompanied by a compliance certificate of an Officer of MMA Mortgage Corporation stating that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments and to any disclaimers included therewith provided such disclaimers are substantially similar to disclaimers previously contained in MMA Mortgage Corporation financial statements, and fairly represent the financial position of MMA Mortgage Corporation and the results of its operations.

(c) Service Related Reports. As soon as available, and in any event within 15 days after the end of each calendar month, the Borrower shall cause MMA Mortgage Corporation to deliver to the Lender a delinquency report, a production pipeline report, and a servicing report with respect to such calendar month, each in a form and containing information of the type consistent with such reports previously generated by MMA Mortgage Corporation in the ordinary course of business and in a form reasonably acceptable to the Lender.

(d) Insurance Reports. Promptly upon the request of the Lender, the Borrower shall provide to the Lender reports on each existing insurance policy of MMA Mortgage Corporation containing information as the Lender may reasonably request, including but not limited to (i) the name of the insurer, (ii) the risks insured, (iii) the amount of the insurance policy, (iv) the properties insured, (v) the then current property values on the basis of which insurance has been obtained as well as the manner of determining those values, and (vi) the expiration date of the policy.

(e) Litigation. Promptly after the commencement thereof, the Borrower will deliver to the Lender notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower or MMA Mortgage Corporation which seek a monetary recovery against the Borrower or MMA Mortgage Corporation in excess of $1,000,000.00.

(f) Defaults. When any Officer of the Borrower becomes aware of the probable occurrence of any Default or Event of Default, the Borrower will deliver to the Lender, no later than 3 days after such officer becomes aware of such Default or Event of Default, notice of such occurrence, together with a detailed statement by a responsible Officer of the Borrower of the steps being taken by the Borrower to cure the effect thereof.

(g) Disputes. Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice of any disputes or claims by the customers of the Borrower or MMA Mortgage Corporation exceeding $2,000,000.00 in the aggregate during any fiscal year.

(h) Reports to Owners. Promptly upon their distribution, the Borrower will deliver to the Lender copies of all financial statements, reports and proxy statements which the Parent Guarantor shall have sent to its Owners.

(i) Violations of Law. Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice of the Parent Guarantor’s, the Borrower’s, or any of their Subsidiaries’ violation of any law, rule or regulation, the non-compliance with which could have a Material Adverse Effect on the Parent Guarantor, the Borrower, or any of their Subsidiaries.

(j) Material Adverse Effect. Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice of any event that could reasonably be expected to cause a Material Adverse Effect.

(k) Other Reports. From time to time, with reasonable promptness, the Borrower will deliver to the Lender any and all materials, reports, records or information as the Lender may reasonably request.

Section 5.2 Indebtedness. MMA Mortgage Corporation will not incur, create, assume or permit to exist any liability for indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money, whether or not it is the actual borrower thereof, or reimbursement obligations arising under any letters of credit whether or not issued on MMA Mortgage Corporation’s behalf, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except: (a) indebtedness arising under the Loan Documents; (b) indebtedness of MMA Mortgage Corporation in existence on the date hereof and listed in Schedule 5.2 hereto, the indebtedness amounts of which the Borrower hereby certifies to the Lender to be accurate as of the date of this Agreement; and (c) indebtedness of MMA Mortgage Corporation incurred to fund the origination of loans for sale to government agencies in the ordinary course of business consistent with past practice. On the Initial Funding Date, Synovus Bank and Fifth Third Bank shall each provide to the Lender a certificate confirming the accuracy of the amounts outstanding (including the face amount of letters of credit) set forth on Schedule 5.2 with respect to the credit facilities described thereon to which each is party. No additional borrowings will be made, or letters of credit issued, for the benefit of any party to such credit facilities, except for (i) letters of credit issued to secure obligations of MMA Mortgage Corporation to Freddie Mac incurred in the ordinary course of business thereunder and (ii) draws to fund unfunded construction loan commitments not to exceed an aggregate amount of Twenty Six Million Dollars ($26,000,000.00) over the term of this Agreement.

Section 5.3 Liens. MMA Mortgage Corporation will not create, assume, or permit to exist any Lien on any of its assets except for Permitted Liens and Borrower will not create, assume, or permit to exist any Lien on any of the capital stock of MMA Mortgage Corporation owned by it other than in favor of the Lender. Notwithstanding anything to the contrary above no assets of MMA Mortgage Corporation are or will be pledged to secure any obligations on the Synovus Line (as described in Schedule 5.3) or the Fifth Third Bank Line (as described in Schedule 5.3), and the unpaid principal balance of the assets pledged by other parties to secure the Other Synovus Obligations (as described in Schedule 5.2) are, and will at all times be, at least equal the amount of such Other Synovus Obligations. If at any time any of the assets pledged by such other parties to secure the Other Synovus Obligations is in default, Borrower shall promptly notify the Lender in writing of such default. In accordance with the preceding sentence, the borrower under the Mission Bay loan on the date of this Agreement is currently delinquent on the payment of interest on such loan, which has a current outstanding principal balance of $1,476,089.00.

Section 5.4 Guaranties. MMA Mortgage Corporation will not assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except: (a) the endorsement of negotiable instruments by MMA Mortgage Corporation for deposit or collection or similar transactions in the ordinary course of business; and (b) guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons, in existence on the date hereof and listed in Schedule 5.2 hereto.

Section 5.5 Investments and Subsidiaries. MMA Mortgage Corporation will not make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person or Affiliate, including any partnership or joint venture, nor purchase or hold beneficially any stock or other securities or evidence of indebtedness of any other person or Affiliate, except: (a) loans originated in the ordinary course of business in connection with the agency loan business of MMA Mortgage Corporation consistent with past practice; (b) investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S. corporations rated “A 1” or “A 2” by Standard & Poor’s Ratings Services or “P 1” or “P 2” by Moody’s Investors Service or certificates of deposit or bankers’ acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers’ acceptances are fully insured by the Federal Deposit Insurance Corporation); (c) travel advances or loans to MMA Mortgage Corporation’s Officers and employees not exceeding at any one time an aggregate of $25,000.00; and (d) prepaid rent not exceeding one month or security deposits.

Section 5.6 Salaries. Except as otherwise permitted in the Acquisition Agreement while the Acquisition Agreement is in effect, MMA Mortgage Corporation will not pay excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation; or increase the salary, bonus, commissions, consultant fees or other compensation of any Director, Officer or consultant, or any member of their families, by more than 10% in any one year, either individually or for all such persons in the aggregate, or pay any such increase from any source other than profits earned in the year of payment.

Section 5.7 Books and Records; Inspection and Appraisals.

(a) The Borrower will, and will cause MMA Mortgage Corporation, to keep accurate books of record and account for itself pertaining to its business and financial condition in which true and complete entries will be made in accordance with GAAP and, upon the Lender’s reasonable request, will permit any officer, employee, attorney, accountant or other agent of Lender to audit, review, make extracts from or copy any and all company and financial books and records of the Borrower and MMA Mortgage Corporation at all times during ordinary business hours, and to discuss the Borrower’s and MMA Mortgage Corporation’s affairs with any of its Directors, Officers, employees or agents.

(b) The Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Lender or its designated agent, at the Borrower’s expense, all financial information, books and records, work papers, management reports and other information in their possession regarding MMA Mortgage Corporation.

Section 5.8 Compliance with Laws. (i) The Borrower will and the Borrower will cause MMA Mortgage Corporation to comply with the requirements of applicable laws and regulations, the non compliance with which would materially and adversely affect its business or its financial condition and (ii) Borrower use and keep any collateral pledged by Borrower pursuant to any Security Document, and require that others use and keep such collateral, only for lawful purposes, without violation of any federal, state, or local law, statute, or ordinance.

Section 5.9 Payment of Taxes and Other Claims. The Borrower will and the Borrower will cause each of its Subsidiaries to pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including the collateral pledged by the Borrower pursuant to any Security Document) or upon or against the creation, perfection or continuance of any security interest granted by the Borrower pursuant to any Security Document, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon any properties of the Borrower or any Subsidiary; provided, that the Borrower or such Subsidiary shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made.

Section 5.10 Maintenance of Properties. MMA Mortgage Corporation will keep and maintain all of its properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; provided, however, that nothing in this Section 5.10 shall prevent MMA Mortgage Corporation from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in MMA Mortgage Corporation’s judgment, desirable in the conduct of its business and not disadvantageous in any material respect to the Lender.

Section 5.11 Insurance. MMA Mortgage Corporation will obtain and at all times maintain insurance with insurers acceptable to the Lender in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which MMA Mortgage Corporation operates. MMA Mortgage Corporation will from time to time upon request by the Lender furnish the Lender with the insurance policies or certificates evidencing such insurance in form and substance satisfactory to the Lender. All insurance policies shall contain a provision whereby such insurance policies cannot be cancelled or any coverage reduced except after the insurance company provides 10 days’ written notice to the Lender.

Section 5.12 Preservation of Existence. The Borrower and MMA Mortgage Corporation will each preserve and maintain its existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business.

Section 5.13 Ordinary Course of Business. Except as otherwise permitted in the Acquisition Agreement while the Acquisition Agreement is in effect, MMA Mortgage Corporation shall operate its business only in the ordinary course of business and in a manner consistent with past practice.

Section 5.14 Pledge or Other Transfer of MMA Mortgage Corporation Stock. Borrower will not, so long as any of the Obligations are outstanding, sell, assign, exchange, pledge or otherwise transfer or encumber any of its rights in and to any of the issued and outstanding capital stock of MMA Mortgage Corporation (except pursuant to the Loan Documents) or grant or permit to exist any option, warrant or other right to purchase any capital stock of MMA Mortgage Corporation or enter into or permit to exist any agreement to issue any of the foregoing (except in each case in connection with the indefeasible payment in full of the Obligations).

Section 5.15 Delivery of Instruments, etc. Upon request by the Lender, the Borrower will, to the extent required by the Security Documents, promptly deliver to the Lender in pledge all instruments, documents and chattel paper constituting collateral under any Security Document, duly endorsed or assigned by the Borrower.

Section 5.16 Sale or Transfer of Assets; Suspension of Business Operations. Except as otherwise permitted in the Acquisition Agreement while the Acquisition Agreement is in effect, MMA Mortgage Corporation will not sell, lease, assign, transfer or otherwise dispose of (i) all or a substantial part of its assets, or (ii) any of its property or any interest therein (whether in one transaction or in a series of transactions) to any other Person other than the sale of inventory or the disposition of obsolete equipment, each in the ordinary course of business, and will not liquidate, dissolve or suspend business operations (except in each case in connection with the indefeasible payment in full of the Obligations).

Section 5.17 Consolidation and Merger; Asset Acquisitions. MMA Mortgage Corporation will not consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person (except in each case in connection with the indefeasible payment in full of the Obligations).

Section 5.18 Restrictions on Nature of Business. MMA Mortgage Corporation will not engage in any line of business materially different from that presently engaged in by MMA Mortgage Corporation and will not purchase, lease or otherwise acquire assets not related to its business.

Section 5.19 Accounting. MMA Mortgage Corporation will not adopt any material change in accounting principles other than as required by GAAP. MMA Mortgage Corporation will not adopt, permit or consent to any change in its fiscal year.

Section 5.20 Plans. MMA Mortgage Corporation will not (i) adopt, create, assume, permit to exist, or become a party to any Pension Plan (other than any Pension Plan existing on the date of this Agreement and listed on Schedule 5.20 hereto), (ii) incur any obligation to contribute to any Multiemployer Plan, (iii) incur any obligation to provide post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required by law) or (iv) amend any Plan in a manner that would materially increase its funding obligations.

Section 5.21 Place of Business; Name. The Borrower will not, and the Borrower will cause MMA Mortgage Corporation to not, transfer its chief executive office or principal place of business. The Borrower will not change its name or jurisdiction of organization.

Section 5.22 Performance by the Lender. If the Borrower or MMA Mortgage Corporation at any time fails to perform or observe any of the foregoing covenants contained in this Article V or elsewhere herein, and if such failure shall continue for a period of ten calendar days after the Lender gives the Borrower written notice thereof (or in the case of the agreements contained in Section 5.9 and Section 5.11, immediately upon the occurrence of such failure, without notice or lapse of time), the Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of the Borrower (or, at the Lender’s option, in the Lender’s name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including the payment of taxes and maintenance of insurance); and the Borrower shall thereupon pay to the Lender on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Lender, together with interest thereon from the date expended or incurred at the Default Rate.

Section 5.23 Amendment of Articles of Incorporation of MMA Mortgage Corporation. MMA Mortgage Corporation may not modify, restate, or otherwise amend any provision in its Articles of Incorporation that (i) restricts or prohibits MMA Mortgage Corporation from taking certain actions relating to the declaration of bankruptcy or the acknowledgment of insolvency without the prior written consent of the Lender and each independent director of MMA Mortgage Corporation or (ii) relates to the appointment or duties of the independent directors of MMA Mortgage Corporation.

ARTICLE VI

EVENTS OF DEFAULT, RIGHTS AND REMEDIES

Section 6.1 Events of Default. “Event of Default”, wherever used herein, means any one of the following events:

(a) Default in the payment of any Obligations when they become due and payable except in the case of a failure to pay interest on the Term Note when and as due, in which case only if such failure to pay such interest continues for a period of three (3) Business Days after such interest is due and payable provided that failure to pay any remaining accrued and unpaid interest at the Maturity Date shall not have a cure period;

(b) Default by the Borrower in the performance of, breach, or compliance with any covenant or agreement contained in any of the Loan Documents to which it is a party, or the failure by the Borrower to cause MMA Mortgage Corporation or any other party to comply with any covenant or agreement applicable to MMA Mortgage Corporation or such other party that is contained in any of the Loan Documents, which default, breach, or failure remains unremedied for three (3) Business Day after such default, breach, or failure to comply has occurred;

(c) Default by any Guarantor in the performance of, breach, or compliance with any covenant or agreement contained in its respective Guaranty, which default, breach, or failure remains unremedied for three (3) Business Day after such default, breach, or failure to comply has occurred;

(d) The Borrower, the Parent Guarantor, or MMA Mortgage Corporation shall be or become insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or the Borrower, the Parent Guarantor, or MMA Mortgage Corporation shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Borrower, the Parent Guarantor, or MMA Mortgage Corporation; or the Borrower, the Parent Guarantor, or MMA Mortgage Corporation shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower, the Parent Guarantor, or MMA Mortgage Corporation; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Borrower, the Parent Guarantor, or MMA Mortgage Corporation;

(e) A petition shall be filed by or against the Borrower, the Parent Guarantor, or MMA Mortgage Corporation under the United States Bankruptcy Code naming the Borrower, the Parent Guarantor, or MMA Mortgage Corporation as debtor;

(f) Any representation or warranty made by the Borrower, the Parent Guarantor, or MMA Mortgage Corporation in any Loan Document to which it is a party or by the Borrower (or any of its Officers,) the Parent Guarantor, or MMA Mortgage Corporation in any agreement, certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with any Loan Document shall prove to have been incorrect in any material respect when deemed to be effective;

(g) The rendering against the Borrower, the Parent Guarantor, or MMA Mortgage Corporation of an arbitration award, final judgment, decree or order for the payment of money in excess of (x) $2,000,000.00 in the case of the Borrower or the Parent Guarantor or (y) $500,000 in the case of MMA Mortgage Corporation, and the continuance of such arbitration award, judgment, decree or order unsatisfied and in effect for any period of 30 consecutive days without a stay of execution;

(h) A default that results in the acceleration of payment of any bond, indenture, material lease, debenture, note, other evidence of material indebtedness, or other instrument under which any such evidence of indebtedness has been issued or by which it is governed that could reasonably be expected to result in the payment to any Person other than the Lender of any amount in excess of (x) $2,000,000.00 by the Borrower, or (y) $500,000.00 by MMA Mortgage Corporation, after the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture, other instrument, lease or contract;

(i) The Borrower, the Parent Guarantor, or MMA Mortgage Corporation shall liquidate, dissolve, terminate or suspend its business operations; MMA Mortgage Corporation shall merge with another organization; or MMA Mortgage Corporation sell or attempt to sell all or substantially all of its assets, without the Lender’s prior written consent;

(j) The Parent Guarantor shall fail to own directly or indirectly one hundred percent (100%) of the Borrower;

(k) The Borrower shall fail to own one hundred percent (100%) of MMA Mortgage Corporation;

(l) Any Guarantor seeks, claims, or otherwise attempts to limit, modify, or revoke its Guaranty;

(m) MMA Mortgage Corporation shall cease to hold any of the material licenses issued to it by any of the Agencies or any material agreement with any of the Agencies under which MMA Mortgage Corporation has the right to service mortgages is terminated;

(n) MMA Mortgage Corporation shall cease to have a warehouse borrowing line available to it on substantially the same terms as such warehouse borrowing line is available to MMA Mortgage Corporation on the date hereof; or

(o) Default or breach by MMA Mortgage Corporation in any material respect in the performance of or compliance with any covenant or agreement contained in the Acquisition Agreement.

Section 6.2 Rights and Remedies.

(a) Upon the occurrence of an Event of Default described in Section 6.1(a), (d), (e), (i) as such subsection (i) applies to the Borrower or to MMA Mortgage Corporation, as applicable, or (m), the Lender may immediately exercise any or all of the following rights and remedies:

(i) The Lender may, by notice to the Borrower, declare the Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which the Borrower hereby expressly waives;

(ii) The Lender may, without notice to the Borrower and without further action, apply any and all money owing by the Lender to the Borrower to the payment of the Obligations;

(iii) The Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including the right to take possession of any collateral pledged by the Borrower to the Lender, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of such collateral (with or without giving any warranties as to the collateral, title to the collateral or similar warranties);

(iv) The Lender may exercise and enforce its rights and remedies under the Loan Documents; and

(v) The Lender may exercise any other rights and remedies available to it by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section 6.1(d) or (e), the Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind.

(b) Upon the occurrence of an Event of Default described in Section 6.1 other than those referenced in Section 6.1(a), (d), (e), (i) as such subsection (i) applies to the Borrower or to MMA Mortgage Corporation, as applicable, or (m) (each of the Events of Default referenced in Section 6.1(a), (d), (e), (i) as such subsection (i) applies to the Borrower or to MMA Mortgage Corporation, as applicable, or (m) shall hereinafter be referred to as an “Unsuspendable Event of Default”), the Lender may in its sole discretion provide to the Borrower written notice identifying the Event of Default(s) and referencing this Section 6.2(b) of the Agreement (the “Declaration Notice”). Upon receipt of such Declaration Notice, the Event of Default(s) identified in the written notice shall be suspended for a period of 90 days (any such Event of Default if so declared, a “Suspended Event of Default”). During any such 90 day suspension period, the Lender may not exercise the remedies described in Section 6.2(a)(i)-(v) of this Agreement or any other remedies that would otherwise be available to the Lender, with respect to any such Suspended Event of Default provided that to the extent any Unsuspendable Event of Default occurs during such period, the 90 day suspension period shall immediately terminate and the Lender may immediately exercise all of its remedies hereunder, and the Borrower will not have the right to sell the stock or assets of MMA Mortgage Corporation as set forth below. During any such 90 day suspension period and notwithstanding any provisions contained in this Agreement, the Pledge Agreement, or the Acquisition Agreement to the contrary, the Borrower may, at its option, (i) sell the capital stock of MMA Mortgage Corporation or any or all of the assets of MMA Mortgage Corporation or (ii) liquidate any of Borrower’s assets or apply any of its cash reserves if the sale of such MMA Mortgage Corporation capital stock or assets, the liquidation of any of Borrower’s assets, and the application of its cash reserves in the aggregate generates proceeds in an amount sufficient to indefeasibly pay the Lender in full all Obligations then owed under all of the Loan Documents. If the Borrower cures any such Suspended Event of Default(s) within any 90 day suspension period (if applicable), this Agreement and the Acquisition Agreement will remain in full force and effect. If the Borrower indefeasibly pays in full to the Lender all Obligations then owed under all of the Loan Documents within any 90 day suspension period, this Agreement and the Acquisition Agreement shall terminate. If the Borrower fails to cure any such Suspended Event of Default(s) within any 90 day suspension period, the Lender may immediately proceed to exercise one or more of the remedies described in Section 6.2(a)(i)-(v) of this Agreement or any other remedies available to the Lender. For the purposes of clarity and for the avoidance of doubt, the provisions of Section 6.2 shall not apply unless and until a Declaration Notice is provided by the Lender to the Borrower in accordance with this Section 6.2(b).

(c) Notwithstanding any provision of this Section 6.2 to the contrary, each party to this Agreement hereby acknowledges that the consent or approval of the Loan Documents by Fannie Mae does not constitute (i) the consent or approval by Fannie Mae to the sale of the capital stock or the assets of MMA Mortgage Corporation to any third party other than to the Lender or (ii) waiver by Fannie Mae of continuing compliance by MMA Mortgage Corporation with all Fannie Mae capital and liquidity requirements notwithstanding any liquidation of assets or application of cash reserves.

Section 6.3 Certain Notices. If notice to the Borrower of any intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 7.3) at least ten calendar days before the date of intended disposition or other action.

ARTICLE VII

MISCELLANEOUS

Section 7.1 No Waiver; Cumulative Remedies; Compliance with Laws. No failure or delay by the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law. The Lender may comply with any applicable state or federal law requirements in connection with a disposition of any collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the collateral.

Section 7.2 Amendments, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

Section 7.3 Notices; Communication of Confidential Information. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case delivered or sent to the party to whom notice is being given to the business address or telecopier number set forth below next to its signature or, as to each party, at such other business address or telecopier number as it may hereafter designate in writing to the other party pursuant to the terms of this Section. All such notices, requests, demands and other communications shall be deemed to be an authenticated record communicated or given on (a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date delivered to the courier if delivered by overnight courier, or (d) the date of transmission if sent by telecopy. All notices, financial information, or other business records sent by either party to this Agreement may be transmitted, sent, or otherwise communicated via such medium as the sending party may deem appropriate and commercially reasonable; provided, however, that the risk that the confidentiality or privacy of such notices, financial information, or other business records sent by the Borrower may be compromised shall be borne exclusively by the Borrower.

Section 7.4 Further Documents. The Borrower will from time to time execute, deliver, endorse and authorize the filing of any and all instruments, documents, conveyances, assignments, and other agreements and writings that the Lender may reasonably request in order to protect the Lender’s rights under the Loan Documents.

Section 7.5 Costs and Expenses. The Borrower shall pay on demand all reasonable documented out-of-pocket costs and expenses, including reasonable attorneys’ fees, incurred by the Lender in connection with the preparation, negotiation, collection, and enforcement of the Obligations, this Agreement, the Loan Documents, and any other document or agreement related hereto or thereto; provided, however, that the amount of out-of-pocket costs and expenses, including legal fees and disbursements, incurred by the Lender that is payable by the Borrower in connection with the preparation and negotiation of the Loan Documents shall not exceed Seventy-Five Thousand Dollars ($75,000). In the Lender’s sole discretion, the Lender may deduct the amount of any such costs and expenses invoiced on or before funding of the Term Note from the amount advanced under Section 2.1(a) on the Initial Funding Date.

Section 7.6 Indemnity. In addition to the payment of expenses pursuant to Section 7.5, the Borrower shall indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the “Indemnitees”) from and against any of the following (collectively, “Indemnified Liabilities”):

(a) Any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of the Loan Documents or the making of the term loan advance(s); and

(b) Any and all other liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel) in connection with the foregoing and any other investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the term loan advance(s) and the Loan Documents or the use or intended use of the proceeds of the term loan advance(s).

If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon such Indemnitee’s request, the Borrower, or counsel designated by the Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrower’s sole costs and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrower’s obligation under this Section 7.6 shall survive the termination of this Agreement and the discharge of the Borrower’s other obligations hereunder.

Section 7.7 Execution in Counterparts; Telefacsimile Execution. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

Section 7.8 Retention of Borrower’s Records. The Lender shall have no obligation to maintain any electronic records or any documents, schedules, invoices, agings, or other papers delivered to the Lender by the Parent Guarantor, the Borrower, MMA Mortgage Corporation, or in connection with the Loan Documents for more than 30 days after receipt by the Lender. If there is a special need to retain specific records, Borrower must inform Lender of its need to retain those records with particularity, which must be delivered in accordance with the notice provisions of Section 7.3 of this Agreement within 30 days of Lender taking control of same.

Section 7.9 Binding Effect; Assignment; Complete Agreement; Sharing Information. The Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Parent Guarantor, or MMA Mortgage Corporation, as applicable, and the Lender and their respective permitted successors and assigns. Neither this Agreement nor any of the Loan Documents may be assigned by any party hereto or thereto except with the prior written consent of the other parties hereto or thereto; provided, that, the Lender may assign this Agreement and any other Loan Documents without the prior written consent of any party to the Acquiror (as defined in the Acquisition Agreement), any Affiliate, or to any other Person who is not or could not reasonably be expected to become a direct competitor of the Borrower or of MMA Mortgage Corporation. This Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. To the extent that any provision of this Agreement contradicts other provisions of the Loan Documents, this Agreement shall control. The Lender may share information regarding the Borrower and its Affiliates with the Lender’s assignees, accountants, lawyers and other advisors.

Section 7.10 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

Section 7.11 Headings. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 7.12 Governing Law; Jurisdiction, Venue; Waiver of Jury Trial. The Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Minnesota. The parties hereto hereby (i) consent to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to this Agreement; (ii) waive any argument that venue in any such forum is not convenient; (iii) agree that any litigation initiated by the Lender or the Borrower in connection with this Agreement or the other Loan Documents may be venued in either the state or federal courts located in the City of Minneapolis, County of Hennepin, State of Minnesota or in any other state or federal court determined by the Lender in its sole discretion; and (iv) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THE BORROWER AND THE LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION AT LAW OR IN EQUITY OR IN ANY OTHER PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

MMA FINANCIAL HOLDINGS, INC.

By: /s/ Michael L. Falcone
Its: President and CEO

Address for Notices:

MMA Financial Holdings, Inc.

621 E. Pratt Street, Suite 300
Baltimore, Maryland 21202
Telecopier: (410) 727-5387
Attention: President

OAK GROVE COMMERCIAL MORTGAGE, LLC

By: /s/ David A. Williams
Its: CEO

Address for Notices:

Oak Grove Commercial Mortgage, LLC

2177 Youngman Avenue #300
St. Paul, Minnesota 55116
Telecopier: (651) 603-5042
Attention: Kevin Filter and David Williams

TABLE OF EXHIBITS AND SCHEDULES

Exhibit A Schedule 4.1 Schedule 4.7	Form of Term Note Trade Names, Chief Executive Office, and Principal Place of Business Litigation Matters

Schedule 4.11(a) List of Other Technical Defaults
Schedule 4.11(b) List of Forbearance Agreements
Schedule 5.2 Schedule 5.3	Permitted Indebtedness and Guarantees Permitted Liens

Schedule 5.20 Pension Plans

Exhibit A to Term Loan Agreement

TERM NOTE

$15,000,000.00 December 18, 2008

For value received, the undersigned, MMA FINANCIAL HOLDINGS, INC., a Florida corporation (the “Borrower”), hereby promises to pay on the Maturity Date under the Term Loan Agreement (defined below), to the order of OAK GROVE COMMERCIAL MORTGAGE, LLC, a Minnesota limited liability company (the “Lender”), at its office in St. Paul, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Fifteen Million and 00/100 Dollars ($15,000,000.00) or the aggregate unpaid principal amount of any term loan advance made by the Lender to the Borrower under the Term Loan Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Term Loan Agreement dated the same date as this Note (as the same may hereafter be amended, supplemented or restated from time to time, the “Term Loan Agreement”) by and between the Lender and the Borrower. The principal hereof, interest accruing thereon, and any other fees shall be due and payable as provided in the Term Loan Agreement. This Note may be prepaid only in accordance with the Term Loan Agreement.

This Note is issued pursuant, and is subject, to the Term Loan Agreement, which provides, among other things, for acceleration hereof. This Note is the Term Note referred to in the Term Loan Agreement.

This Note is secured, among other things, pursuant to the Pledge Agreement (as defined in the Term Loan Agreement), and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements. This Note is entitled to the benefits of the Guarantees (as defined in the Term Loan Agreement).

The Borrower hereby agrees to pay all costs of collection, including reasonable attorneys’ fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

MMA FINANCIAL HOLDINGS, INC.

By: /s/ Michael L. Falcone
Name: Michael L. Falcone
Its: President and CEO

Schedule 4.1 to Term Loan Agreement

Trade Names, Chief Executive Office, and Principal Place of Business,

TRADE NAMES

MMA Financial Holdings, Inc.
Midland Financial Holdings, Inc.
MMI Financial Corporation

CHIEF EXECUTIVE OFFICE/PRINCIPAL PLACE OF BUSINESS

621 East Pratt Street, Suite 300
Baltimore, Maryland 21202

3000 Bayport Drive, Ste 1100

Tampa, Florida 33607

Schedule 4.7 to Term Loan Agreement

LIST OF LITIGATION MATTERS

1.	On November 17, 2008 MMA Mortgage Corporation received a Notice of Termination, Demand for Payment and Return of Equipment (the Notice of Demand) regarding Lease #911-0085030-000 in respect of the commercial finance lease of all computer equipment and peripherals pursuant to Lease Agreement #900-1588860-510 from CIT Technology Financing Services I, LLC (CIT). The Notice of Demand alleges that MMA Mortgage Corporation failed to pay CIT under the Lease and demands immediate payment of $85,089.21 and immediate return of the equipment.

2.	MMA Mortgage Corporation is a defendant in the proceeding Vacaville Meadows Limited v Midland Mortgage Investment Corporation & Ors filed in the Fresno County Superior Court, California concerning delayed conversion of certain construction loans to permanent loans. The plaintiff, Vacaville Meadows Limited (Vacaville), alleges that in May 2003 Midland Affordable Housing advised Vacaville that it desired to repudiate its loan commitment and not fund the permanent loan and that MMA Mortgage Corporation stated that it would not charge any extension or default fees on the construction loan if Vacaville would forbear enforcing the permanent loan and seek permanent financing from another source. Vacaville claims that it did seek and secure permanent loan financing, but that MMA Mortgage Corporation demanded payment of the extension fees on the construction loan despite its prior promise. Vacaville claims it’s been damaged by paying extension fees and interest on the construction loan as a result of the repudiation of the permanent loan commitment. The complaint seeks relief “in excess of $500,000” and “punitive damages in an amount to be determined.”

3.	On June 5, 2006, Gateway Senior Housing, Ltd. (Gateway) filed a breach of contract suit in the 172d Judicial Court of Jefferson County, Texas, naming four affiliates of the Parent Guarantor as Defendants. The affiliates named as Defendants are: (1) MMA Financial, Inc.; (2) Construction Finance, LLC f/k/a MuniMae Midland Construction Finance, LLC (Midland Construction); (3) MMA Affordable Housing Group Trust f/k/a Midland Affordable Housing Group Trust (“Group Trust”); and (4) MMA Mortgage Corporation. On August 7, 2006, Defendants removed the case to the United States District Court for the Eastern District of Texas (Beaumont Division), Case No. 06cv0458, on the basis of diversity of citizenship. The lawsuit stems from a loan agreement with Gateway to construct senior housing in Beaumont, Texas. Gateway’s complaint seeks $891,745.84 in damages, plus attorney’s fees.

Schedule 4.11(a) to Term Loan Agreement

LIST OF TECHNICAL DEFAULTS

1. Term Credit and Security Agreement for Acquisition Line Financing dated as of May 10, 2006 by and between Compass Bank and MMA Capital Corporation. The Borrower is a guarantor of the obligations arising under this agreement. This agreement is past maturity, and the current amount outstanding under this agreement is $25.9 million. The parties are actively negotiating an extension.

2. Sixth Amended and Restated Loan Agreement dated as of March 21, 2008 among the Borrowers and the Guarantors listed therein and MMA Multifamily Equity REIT. The Borrower is a guarantor of the obligations arising under this agreement. This line expires December 31, 2008, and the current amount outstanding under the line is $23,530,204.73. The parties are actively negotiating an extension.

3. Annex to Participation Agreement dated as of June 28, 2006 between MMA Capital Corporation and Police and Fire Retirement System of the City of Detroit. The participant exercised its put right for $47,000,000. The Borrower is a guarantor of the obligations arising under this agreement. The participant was paid $26,000,000 and is being kept current on interest and is not pursuing its remedies.

4. Tenth Amended and Restated Multicurrency — Cross Border Schedule to the Master Agreement between Merrill Lynch Capital Services, Inc. and MMA Financial Holdings, Inc. The counterparty may require the posting of additional collateral in an amount equal to $3.3 million.

Schedule 4.11(b) to Term Loan Agreement

LIST OF FORBEARANCE AGREEMENTS

1. With respect to Fourth Amended and Completely Restated Loan Agreement effective as of February 23, 2007 by and among Synovus Bank of Tampa Bay [Synovus Bank], MMA Capital Corporation, MMA Mortgage Investment Corporation, MMA Construction Finance, LLC, Municipal Mortgage & Equity, LLC, MMA Financial Holdings, Inc. and MMA Financial, Inc., as amended to the date hereof.

2. With respect to Business Loan Agreement effective as of October 3, 2002 between Midland Financial Holdings, Inc. Midland Equity Corporation, Midland Mortgage Investment Corporation, Midland Capital Corporation and Municipal Mortgage & Equity, LLC and First National Bank of Florida [Fifth Third Bank], as amended to the date hereof.

Schedule 5.2 to Term Loan Agreement

PERMITTED INDEBTEDNESS AND GUARANTEES
OF MMA MORTGAGE INVESTMENT CORPORATION

INDEBTEDNESS

Monthly
Creditor	Principal Amount	Maturity Date	Payment	Collateral

	Up to$100,000,000;	N.A. Discretionary		See description of
	Balance as of 12/17/08:	Facility to fund		financing
US Bank N.A.	$63,147,694.44	Agency Deliveries	N.A.	statement below

Columbus Bank				See description
and Trust LOC:				of Synovus
Freddie Mac Loss				financing
Sharing -				statement
Catonsville #10004	$380,000	12/20/08	N.A.	below

Columbus Bank				See description
and Trust LOC:				of Synovus
Freddie Mac Loss				financing
Sharing -Azalea				statement
LC’s — #10003	$407,600	1/5/09	N.A.	below

Columbus Bank				See description
and Trust LOC:				of Synovus
Freddie Mac Loss				financing
Sharing #9985 -				statement
Brunswick House	$160,000	10/24/09	N.A.	below

See description
Columbus Bank				of Synovus
and Trust LOC:				financing
Freddie Mac Loss				statement
Sharing #9927	$1,186,800	6/2/09	N.A.	below

See description
Columbus Bank				of Synovus
and Trust LOC:				financing
Freddie Mac Loss				statement
Sharing #9928	$1,534,000	6/1/09	N.A.	below

See description
Columbus Bank				of Synovus
and Trust LOC:				financing
Freddie Mac Loss				statement
Sharing #9972	$1,776,000	9/19/09	N.A.	below

See description
Columbus Bank				of Synovus
and Trust LOC:				financing
Freddie Mac Loss				statement
Sharing #9986	$1,192,000	10/17/09	N.A.	below

Columbus Bank				See description
and Trust LOC:				of Synovus
Freddie Mac Loss				financing
Sharing #9990 -				statement
Brunswick House	$1,030,000	1/24/09	N.A.	below

See description
Columbus Bank				of Synovus
and Trust LOC:				financing
Freddie Mac Loss				statement
Sharing — Arbors	$675,200	3/20/09	N.A.	below

Columbus Bank				See description
and Trust LOC:				of Synovus
Freddie Mac Loss				financing
Sharing — Cottages				statement
of Homestead	$664,000	6/4/09	N.A.	below

Columbus Bank				See description
and Trust LOC:				of Synovus
Freddie Mac Loss				financing
Sharing — Crystal				statement
Pointe	$442,080	3/7/09	N.A.	below

Columbus Bank				See description
and Trust LOC:				of Synovus
Freddie Mac Loss				financing
Sharing — Cutler				statement
Riverside	$880,000	6/6/09	N.A.	below

Columbus Bank				See description
and Trust LOC:				of Synovus
Freddie Mac Loss				financing
Sharing — Henderson				statement
Court	$580,000	6/16/09	N.A.	below

Columbus Bank				See description
and Trust LOC:				of Synovus
Freddie Mac Loss				financing
Sharing — Heritage				statement
Park #10013	$2,340,000	1/3/10	N.A.	below

Columbus Bank				See description
and Trust LOC:				of Synovus
Freddie Mac Loss				financing
Sharing — Parkside				statement
Terrace	$1,436,720	6/30/09	N.A.	below

Columbus Bank				See description
and Trust LOC:				of Synovus
Freddie Mac Loss				financing
Sharing — Reserve				statement
at Las Brisas	$795,200	7/25/09	N.A.	below

Columbus Bank				See description
and Trust LOC:				of Synovus
Freddie Mac Loss				financing
Sharing — River				statement
Walk	$406,000	3/20/09	N.A.	below

Columbus Bank				See description
and Trust LOC:				of Synovus
Freddie Mac Loss				financing
Sharing -				statement
Shakespeare Park	$576,000	5/1/09	N.A.	below

Columbus Bank				See description
and Trust LOC:				of Synovus
Freddie Mac Loss				financing
Sharing — Walker				statement
Mews	$936,000	5/1/09	N.A.	below

Note: The Schedule above includes all letters of credit issued on the Synovus Line issued as security for obligations of MMA Mortgage Corporation to Freddie Mac, but does not include other letters of credit on that line or the amount of cash drawn on that line (collectively, the “Other Synovus Obligations”), as to which MMA Mortgage Corporation is not liable or obligated. As of December 17, 2008 the cash drawn on the line is $25,822,818.09 and the face amount of the other letter of credit is $5,789,839.
Synovus Financing Statement Note: All right, title, and interest of Debtor in and to (i) all loans as to which a security interest was previously granted in the Original Loan Agreement or subsequent amendment thereto, (ii) Pledged Loans, defined as all receivables which are pledged by Debtor from time to time to secure disbursements under the Loan Agreement, (iii) all documents and instruments relating to the above Pledged Loans, (iv) all Pledged Property, meaning all property pledged by Debtor to Secured Party in connection with the Loan Agreement, (v) all of debtors accounts related to the Pledged Loans to the extent that such accounts are collateral accounts or reserves, (vi) all of Debtor’s contract rights, general intangibles, and general receivables, including goodwill, trademarks, patents, patent applications, deposit accounts, and etc. related to the Pledged Loans, and (vii) all documents, notes, mortgages, etc., related to the Pledged Loans. There are no currently effective financing statements filed by Synovus against MMA Mortgage Corporation that names MMA Mortgage Corporation as a debtor or covers any property owned or pledged by MMA Mortgage Corporation.

GUARANTEES

Primary Obligor	Amount and Description of	Beneficiary of Guaranty

Obligation Guaranteed

None

Schedule 5.3 to Term Loan Agreement

PERMITTED LIENS
OF MMA MORTGAGE INVESTMENT CORPORATION

Creditor	Amount Secured	Maturity Date	Collateral

U.S. Bank National Association	Up to $100,000,000	Discretionary/Demand facility	See Note 1 below.

Citicorp Vendor Finance, Inc.			All computer equipment and peripherals leased to Debtor pursuant to 8/10/07 and 05/01/02 Lease with Dell Financial Services and assigned to Secured Party.

Dell Financial Services L.P.	All computer
equipment and
peripherals
financed to Debtor
pursuant to
revolving credit
account dated
7/27/07, and all
Lessee’s interest
in any software and
services financed
under same account,
along with all
substitutions,
additions, or
proceeds.

CIT Technology Financial Services LLC			Dell computer equipment as shown on attached equipment lease schedule.

Note 1: All right, title, and interest of Debtor in and to (i) Pledged Loans, defined as any and all indebtedness or obligations evidence by promissory notes, debentures, bonds, or other instruments made, purchased, or otherwise acquired by the Debtor which are pledged to Secured Party and identified as collateral pursuant to the credit agreement, and all proceeds and derivatives thereto, (ii) all investments purchased with the proceeds of loans from Secured Party, including all substitutions, proceeds, and derivatives thereto, (iii) all P & I advances of mortgage borrowers held for the benefit of holders of mortgage-backed securities, including all computers, files, and records related to the foregoing collateral, and (iv) all proceeds and collections of the foregoing collateral.

Schedule 5.20 to Term Loan Agreement

PENSION PLANS

None.

2625558 v04 12/18/2008